SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
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Cinemark Holdings, Inc.

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CINEMARK HOLDINGS, INC.
3900 DALLAS PARKWAY, SUITE 500
PLANO, TEXAS 75093
NOTICE OF ACTION WITHOUT A MEETING
To the Stockholders of Cinemark Holdings, Inc.:
     This Information Statement is being furnished on or about October 18, 2007, by Cinemark Holdings, Inc., a Delaware corporation (the “Company”), to holders of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), as of the close of business on October 15, 2007 (the “Record Date”), pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is:
(1)	to inform holders of Common Stock that the Company has obtained the written consent of the requisite holders of Common Stock as of the close of business on the Record Date approving the First Amendment to the Company’s 2006 Long Term Incentive Plan (the “Plan Amendment”), the form of which is attached hereto as Exhibit A; and

(2)	to serve as notice of the foregoing actions in accordance with Section 228(e) of the Delaware General Corporation Law.
     The Company had 106,464,898 shares of Common Stock issued and outstanding as of the close of business on the Record Date. Each share of Common Stock entitles the holder thereof to one vote on the matter submitted to the common stockholders.
     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date is required to approve the Plan Amendment. On October 15, 2007, in accordance with Delaware law, the holders of a majority of the outstanding shares of Common Stock executed a written consent approving the Plan Amendment. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
     The approximate date on which this Information Statement is being sent by the Company to the holders of Common Stock as of the close of business on the Record Date is October 18, 2007.

Sincerely,

Alan W. Stock
October 15, 2007	Chief Executive Officer

CINEMARK HOLDINGS, INC.
3900 DALLAS PARKWAY, SUITE 500
PLANO, TEXAS 75093
INFORMATION STATEMENT
Background
     This Information Statement is being furnished on or about October 18, 2007, by the Company to holders of Common Stock as of the close of business on the Record Date pursuant to Rule 14c-2 under the Exchange Act. The purpose of this Information Statement is:
(1)	to inform holders of Common Stock that the Company has obtained the written consent of the requisite holders of Common Stock as of the close of business on the Record Date approving the Plan Amendment; and

(2)	to serve as notice of the foregoing action in accordance with Section 228(e) of the Delaware General Corporation Law.
     Section 228(a) of the Delaware General Corporation Law states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The Company’s Amended and Restated Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of the stockholders, unless the board of directors approves in advance the taking of such action by means of a written consent of the stockholders. The Company’s board of directors approved in advance the approval of the Plan Amendment by the stockholders by written consent.
     As a result, on October 15, 2007, holders of more than a majority of the outstanding shares of Common Stock executed a written consent approving the Plan Amendment. This written consent was executed following the approval of the Plan Amendment by the Company’s board of directors as of October 9, 2007. Because the Plan Amendment has been approved by the holders of the requisite number of outstanding shares of Common Stock that are entitled to cast votes, no other stockholder approval of the Plan Amendment is necessary. This Information Statement will also serve as notice of actions taken without a meeting as required by Section 228(e) of the Delaware General Corporation Law. No further notice of the actions described herein will be given to you.
     This Information Statement is provided to the Company’s stockholders for informational purposes only, and you need not take any further action in connection with this Information Statement. The Company will bear all costs of preparing and delivering this Information Statement.
Outstanding Shares and Voting Rights
     Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Company currently has authorized the issuance of 300,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the close of business on the Record Date, the Company had 106,464,898 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. Each share of Common Stock outstanding as of the close of business on the Record Date is entitled to one vote on the matter submitted to a vote of the common stockholders.

     This Information Statement is being mailed on or about October 18, 2007 to the holders of record of Common Stock as of the close of business on the Record Date which is October 15 2007. Section 213(b) of the Delaware General Corporation Law sets forth the rules for ascertaining the record date to determine which stockholders of a corporation are eligible to consent to action by written consent pursuant to Section 228 of the Delaware General Corporation Law. Pursuant to Section 213(b), as of October 9, 2007, the Company’s board of directors approved the Plan Amendment and, therefore, holders of record of the Common Stock as of the close of business on October 15, 2007 were entitled to consent to the actions described in this Information Statement.
     The October 15, 2007 written consent of common stockholders referenced above and described in this Information Statement was executed by stockholders holding approximately 72% of the shares of Common Stock eligible to vote on those matters on such date. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Dissenter’s Rights of Appraisal
     The Delaware General Corporation Law does not provide dissenter’s rights of appraisal to the Company’s stockholders in connection with the matters approved by the written consent of common stockholders referenced above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by (1) each director, (2) each named executive officer, (3) each person known or believed by the Company to own beneficially five percent or more of the Common Stock and (4) all directors and executive officers as a group.

	Beneficial Ownership (1)
Names Beneficial Owner	Shares	Percentage
5% Stockholders
Madison Dearborn Capital Partners IV, L.P. (2)(9)	50,019,886	47.0%
Syufy Enterprises LP (3)	8,174,596	7.7%
Quadrangle Capital Partners LP (4)(10)	5,341,206	5.0%

Directors and Named Executive Officers
Lee Roy Mitchell (5)	13,100,295	12.3%
Alan W. Stock (6)	920,564	*
Timothy Warner (7)	918,688	*
Robert Copple (8)	893,186	*
Robert Carmony (9)	437,743	*
Benjamin D. Chereskin (11)	50,019,886	47.0%
Vahe A. Dombalagian (11)	50,019,886	47.0%
Enrique F. Senior	—	—
Peter R. Ezersky (12)	5,341,206	5.0%
Raymond W. Syufy (13)	8,174,596	7.7%
Carlos M. Sepulveda	—	—
Donald G. Soderquist	—	—
Roger T. Staubach	—	—
All directors and executive officers as a group (19 persons) (14)	80,968,791	73.7%

*	Represents less than one percent

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission, or SEC, rules. In computing percentage ownership of each person, shares of Common Stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of the date hereof, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 106,464,898 shares of Common Stock outstanding as of the date hereof. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options that are not exercisable as of the date hereof or exercisable within 60 days of the date hereof.

(2)	Includes 5,341 shares owned by Northwestern University, 26,706 shares owned by John W. Madigan and 106,825 shares owned by K&E Investment Partners, L.P. – 2004-B DIF. Madison Dearborn Capital Partners IV, LP, or MDCP IV, has an irrevocable proxy to vote these shares in all matters subject to stockholder approval. The address of MDCP IV is Three First National Plaza, Suite 3800, 70 West Madison Street, Chicago, Illinois 60602.

(3)	The shares owned by Syufy Enterprises LP were acquired in connection with the Century acquisition. The Company acquired Century Theatres, Inc. from Syufy Enterprises LP. The address of Syufy Enterprises LP is 150 Pelican Way, San Rafael, California 94901.

(4)	The shares beneficially owned by Quadrangle Capital Partners LP were acquired by Quadrangle Capital Partners LP from MDCP IV in December 2004. Includes 195,377 shares owned by Quadrangle Select Partners LP, 1,368,036 shares owned by Quadrangle Capital Partners A LP and 393,293 shares owned by Quadrangle (Cinemark) Capital Partners LP. Quadrangle GP Investors LLC is the general partner of Quadrangle GP Investors LP. Quadrangle GP Investors LP is the general partner of Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners A LP and Quadrangle (Cinemark) Capital Partners LP. Quadrangle Capital Partners LP disclaims beneficial ownership of all shares held by Quadrangle Select Partners LP, Quadrangle Capital Partners A LP and Quadrangle (Cinemark) Capital Partners LP.

The address of Quadrangle Capital Partners LP is c/o Quadrangle Group LLC, 375 Park Avenue, New York, New York 10152.

(5)	Includes 6,419,095 shares of Common Stock owned by the Mitchell Special Trust. Mr. Mitchell is the co-trustee of the Mitchell Special Trust. Mr. Mitchell expressly disclaims beneficial ownership of all shares held by the Mitchell Special Trust. Mr. Mitchell’s address is c/o Cinemark, Inc., 3900 Dallas Parkway, Suite 500, Plano, Texas 75093.

(6)	Includes 673,453 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days of the Record Date.

(7)	Includes 673,453 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days of the Record Date.

(8)	Includes 673,453 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days of the Record Date.

(9)	Includes 437,743 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days of the Record Date.

(10)	The shares beneficially owned by each of Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners A LP were acquired by each such stockholder from MDCP IV in December 2004. The shares beneficially owned by Quadrangle (Cinemark) Capital Partners LP were transferred by Quadrangle Capital Partners LP effective February 2005.

(11)	The shares beneficially owned by MDCP IV were acquired by MDCP IV in connection with the MDP Merger. The MDP Merger refers to the transaction on April 2, 2004 pursuant to which an affiliate of Madison Dearborn Partners, LLC, or MDP, acquired approximately 83% of the capital stock of Cinemark, Inc. In the transaction, a newly formed subsidiary owned by an affiliate of MDP was merged with and into Cinemark, Inc. with Cinemark, Inc. continuing as the surviving corporation. On August 2, 2006, the Company was formed in connection with the planned acquisition pursuant to a stock purchase agreement, dated August 7, 2006, of Century by Cinemark USA, Inc. The Century acquisition was completed on October 5, 2006. On October 5, 2006, pursuant a Contribution and Exchange Agreement, dated August 7, 2006, among the then stockholders of Cinemark, Inc., the parties exchanged their shares of Class A common stock of Cinemark, Inc. for shares of Common Stock of the Company. The shares beneficially owned by MDCP IV may be deemed to be beneficially owned by Madison Dearborn Partners IV, L.P. (or MDP IV), the sole general partner of MDCP IV. John A. Canning, Jr., Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP IV that has the power, acting by majority vote, to vote or dispose of the shares beneficially held by MDCP IV. Mr. Chereskin is a limited partner of MDP IV, Managing Director and Member of Madison Dearborn Partners, LLC (the general partner of MDP IV), and therefore may be deemed to share beneficial ownership of the shares beneficially owned by MDCP IV. Mr. Dombalagian is a limited partner of MDP IV and a Director of Madison Dearborn Partners, LLC, and therefore may be deemed to share beneficial ownership of the shares beneficially owned by MDCP IV. Messrs. Canning, Finnegan, Mencoff, Chereskin and Dombalagian and MDP IV each hereby disclaims any beneficial ownership of any shares beneficially owned by MDCP IV. The address for each person named in this footnote is Three First National Plaza, Suite 3800, 70 West Madison Street, Chicago, Illinois 60602.

(12)	Mr. Ezersky is a Managing Member of Quadrangle GP Investors LLC, which is the general partner of Quadrangle GP Investors LP. Quadrangle GP Investors LP is the general partner of Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners A LP and Quadrangle (Cinemark) Capital Partners LP, and he may therefore be deemed to share beneficial ownership of the 3,384,500 shares owned by Quadrangle Capital Partners LP, the 195,377 shares owned by Quadrangle Select Partners LP, the 1,368,036 shares owned by Quadrangle Capital Partners A LP and the 393,293 shares owned by Quadrangle (Cinemark) Capital Partners LP. Mr. Ezersky expressly disclaims beneficial ownership of the shares owned by Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners A LP and Quadrangle (Cinemark) Capital Partners LP.

(13)	Mr. Syufy is an executive officer of the general partner of Syufy Enterprises LP and he may therefore be deemed to share beneficial ownership of the 8,174,596 shares owned by Syufy Enterprises LP. Mr. Syufy expressly disclaims beneficial ownership of the shares owned by Syufy Enterprises LP.

(14)	Includes 3,448,074 shares of Common Stock issuable upon the exercise of options that may be exercised within 60 days of the Record Date.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     The Company’s compensation committee is responsible for establishing the compensation for the Company’s chief executive officer and other senior executives, including all executive vice presidents. The compensation committee also establishes executive compensation policies, incentive compensation policies, employee benefit plans and determines cash and equity awards thereunder. In so doing, the compensation committee has the responsibility to develop, implement, and manage compensation policies and programs that seek to enhance the Company’s long term competitive advantage and sustainable profitability, thereby contributing to the value of the Company’s stockholders’ investment. The Company’s board of directors has adopted a written charter for the compensation committee setting forth the compensation committee’s purpose and responsibilities.
Overview of Compensation Program
     The Company’s compensation programs are designed to attract, retain, and motivate key executive personnel who possess the skills and qualities necessary to successfully perform in the Company’s industry. Elements of compensation for the Company’s executives include: annual salary, stock option awards and cash bonus awards. In making compensation decisions with respect to each of these elements, the compensation committee considers the competitive market for executives and compensation levels provided by comparable companies. The compensation committee intends to review the compensation practices of companies in the Company’s peer group and companies of comparable size and financial performance with whom the Company competes for talent.
Components of Compensation
Base Salary
     The compensation committee seeks to keep base salary competitive. Base salaries for the chief executive officer and the other executive officers are determined by the compensation committee based on a variety of factors. These factors include the nature and responsibility of the position, the expertise of the individual executive, the competitiveness of the market for the executive’s services and, except in the case of his own compensation, the recommendations of the chief executive officer.
Annual Performance-Based Cash Incentive Compensation
     In setting compensation, the compensation committee considers annual cash incentives based on Company performance to be an important tool in motivating and rewarding the performance of the Company’s executive officers. Performance-based cash incentive compensation is paid to the Company’s executive officers pursuant to its incentive bonus program.
     Performance-based cash incentive compensation payouts to participants under the Company’s incentive bonus program are dependent upon its performance relative to Adjusted EBITDA target levels which are established at the beginning of each year. This plan provides named executive officers with a bonus of 20% of the executive’s annual base salary if the minimum Adjusted EBITDA threshold is met and up to 80% of the executive’s annual base salary if Adjusted EBITDA reaches the “stretch” goal. If the Company’s performance is between the minimum and maximum Adjusted EBITDA targets, such executives will receive a prorated bonus between 20% and 80% of his annual base salary. In 2005, the minimum Adjusted EBITDA target was not met and no plan participant received a bonus under the Company’s incentive bonus program. In 2006, the minimum Adjusted EBITDA target was met and plan participants qualified for a bonus paid in 2007.
Long Term Equity Incentive Compensation
     The Company believes that long-term performance is achieved through an ownership culture that encourages such performance by its executive officers through the use of stock and stock-based awards. In November 2006, the Company’s board of directors and the majority of its stockholders approved the 2006 Long Term Incentive Plan, or 2006 Plan, under which 9,097,360 shares of Common Stock were available for issuance to its selected employees, directors and consultants. The following awards may be granted under the 2006 Plan: (1) options intended to qualify as incentive stock options under Section 422 of the Code, (2) non-qualified stock options not specifically authorized or qualified for favorable federal income tax consequences, and (3) restricted stock awards consisting of shares of Common Stock that are subject to a substantial risk of forfeiture (vesting) restriction for some period of time. The 2006 Plan was established to provide certain of the Company’s employees, including its executive officers, with incentives to help align those employees’ interests with the interests of its stockholders. The compensation committee believes that the use of stock and stock-based awards offers the best approach to achieving the Company’s compensation goals.
     The 2006 Plan is substantially similar to the 2004 Long Term Incentive Plan, or 2004 Plan, created by Cinemark, Inc. The 2004 Plan was approved by Cinemark, Inc.’s board of directors and the majority of its stockholders on September 30, 2004. Under the 2004 Plan, Cinemark, Inc. made grants of options on two occasions. On September 30, 2004, options to purchase 6,986,731 shares were granted with 9.9% vesting on the grant date and the remainder vesting daily on a pro rata basis through April 2, 2009. On January 28, 2005, more options to purchase 12,055 shares were granted, which vest daily on a pro rata basis over five years. All options expire ten years after the date granted. On August 2, 2006, the Company was formed in connection with the planned acquisition pursuant to a stock purchase agreement, dated August 7, 2006, of Century by Cinemark USA, Inc. The Century acquisition was completed on October 5, 2006. On October 5, 2006, pursuant a Contribution and Exchange Agreement, dated August 7, 2006, among the then stockholders of Cinemark, Inc., the parties exchanged their shares of Class A common stock of Cinemark, Inc. for shares of Common Stock of the Company. In connection with the Century acquisition, the Company assumed the obligations of Cinemark, Inc. under the 2004 Plan to assure that stock acquired on exercise of an option issued under the 2004 Plan will be Common Stock of Cinemark Holdings, Inc. The terms of the option agreements entered into under the 2004 Plan will continue to govern the options. The option will otherwise be subject to the provisions in the 2006 Plan.
Perquisites
     With limited exceptions, the compensation committee’s policy is to provide benefits and perquisites to the Company’s executives that are substantially the same as those offered to its other employees at or above the level of vice president. The benefits and perquisites that may be available in addition to those available to its other employees include life insurance premiums and long term disability.
Summary of Compensation for the Company’s Named Executive Officers
Lee Roy Mitchell
     For his service as the Chairman of the Board of Directors and Chief Executive Officer, Mr. Mitchell received a base salary of $763,958 during 2006. Mr. Mitchell’s base salary is subject to annual review for increase (but not decrease) each year by the board of directors or committee or delegate thereof. In addition, Mr. Mitchell is eligible to receive an annual cash incentive bonus upon the Company’s meeting of certain performance targets established by the board of directors or the compensation committee, as described above. Mr. Mitchell qualifies for the Company’s 401(k) matching program, pursuant to which he received $11,550 in Company contributions in 2006. Mr. Mitchell is also entitled to additional fringe benefits including life insurance benefits of not less than $5 million, disability benefits of not less than 66% of base salary, a luxury automobile and a membership at a country club. Upon Mr. Mitchell’s termination of employment, he is entitled to severance payments, the amount of which depends upon the reason for the termination of employment. In any case, Mr. Mitchell will receive all accrued compensation and benefits as well as any vested stock options. If his employment is terminated without cause or he resigns for good reason, Mr. Mitchell will also receive his annual base salary for a period of twelve months and an amount equal to the most recent annual bonus he received prior to the date of termination.
Alan W. Stock, Timothy Warner, Robert Copple and Robert Carmony
     For their service as officers, Alan W. Stock, Timothy Warner, Robert Copple and Robert Carmony received a base salary during 2006 of $452,097, $366,616, $330,118 and $318,247, respectively. The base salary of each of Messrs. Stock, Warner, Copple and Carmony is subject to annual review for increase (but not decrease) each year by the board of directors or committee or delegate thereof. In addition, each of these employees is eligible to receive an annual cash incentive bonus upon the Company’s meeting of certain performance targets established by the board of directors or the compensation committee, as described above. Messrs. Stock, Warner, Copple and Carmony each qualify for the Company’s 401(k) matching program, pursuant to which they each received $11,550 in company contributions in 2006. Each of Messrs. Stock, Warner, Copple and Carmony is also entitled to certain additional benefits including life insurance and disability benefits.
Compensation Committee
     The compensation committee consists of Benjamin D. Chereskin, who serves as the chairman of the compensation committee, and Vahe A. Dombalagian. The principal responsibilities of the compensation committee are to review and approve corporate goals and objectives relevant to the compensation of the executive officers, evaluate their performance in light of these goals, determine and approve the executive officers compensation based on such evaluation and establish policies including with respect to the following:
•	the allocation between long-term and currently paid out compensation;

•	the allocation between cash and non-cash compensation, and among different forms of non-cash compensation;

•	the allocation among each different form of long-term award;

•	how the determination is made as to when awards are granted, including awards of equity-based compensation such as options; and

•	stock ownership guidelines and any policies regarding hedging the economic risk of such ownership.
Summary Compensation
     The following table contains summary information concerning the total compensation earned during 2006 by the Company’s chief executive officer, chief financial officer and its three other most highly compensated executive officers serving in this capacity as of December 31, 2006, whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2006.
Summary Compensation Table for the Fiscal Year Ended December 31, 2006

				Non-Equity
			Option	Incentive Plan	All Other
Name and Principal		Salary	Awards	Compensation	Compensation		Total
Position	Year	($)	($)(1)	($)(2)	($)		($)
Lee Roy Mitchell	2006	$763,958	$—	$385,773	$24,701	(4)	$1,174,432
Chairman of the
Board(3)
Alan W. Stock	2006	452,097	415,761	227,698	634,180	(5)	1,729,736
Chief Executive
Officer(3)
Timothy Warner	2006	366,616	415,761	184,645	14,772	(6)	981,794
President and Chief
Operating Officer(3)
Robert Copple	2006	330,118	415,761	166,263	16,631	(7)	928,773
Executive Vice
President and Chief Financial Officer
Robert Carmony	2006	318,247	270,244	160,284	15,578	(8)	764,353
Senior Vice
President — Operations

(1)	These amounts represent the dollar amount of compensation cost the Company recognized during 2006 for awards granted during 2004 based on the grant date fair value of the named executive officer’s option awards in accordance with SFAS 123(R).

(2)	Bonuses were earned in 2006 and paid in March 2007.

(3)	Effective December 12, 2006, Mr. Mitchell stepped down as Chief Executive Officer. Mr. Stock was elected to replace Mr. Mitchell as Chief Executive Officer. Mr. Mitchell will continue to serve as Chairman of the Board of Directors. Mr. Stock had previously served as President since March 1993 and as Chief Operating Officer since March 1992. Effective December 12, 2006, Mr. Warner was elected to replace Mr. Stock as President and Chief Operating Officer. Mr. Warner had previously served as Senior Vice President since May 2002 and President of Cinemark International, L.L.C. since August 1996.

(4)	Represents an $11,550 annual matching contribution to Mr. Mitchell’s 401(k) savings plan, $10,250 representing the value of the use of a company vehicle for one year and $2,901 of life insurance premiums and disability insurance paid by the Company for the benefit of Mr. Mitchell.

(5)	Represents an $11,550 annual matching contribution to Mr. Stock’s 401(k) savings plan, $3,793 of life insurance premiums and disability insurance paid by the Company for the benefit of Mr. Stock and payments of $618,837 under Mr. Stock’s profit participation agreement for certain of the Company’s theatres.

(6)	Represents an $11,550 annual matching contribution to Mr. Warner’s 401(k) savings plan and $3,222 of life insurance premiums and disability insurance paid by the Company for the benefit of Mr. Warner.

(7)	Represents an $11,550 annual matching contribution to Mr. Copple’s 401(k) savings plan and $5,081 of life insurance premiums and disability insurance paid by the Company for the benefit of Mr. Copple.

(8)	Represents an $11,550 annual matching contribution to Mr. Carmony’s 401(k) savings plan and $4,028 of life insurance premiums and disability insurance paid by the Company for the benefit of Mr. Carmony.
Grants of Plan-Based Awards
     There were no stock option grants or awards to the named executive officers during the fiscal year ended December 31, 2006.
Employment Agreements
Lee Roy Mitchell
     The Company entered into an employment agreement with Lee Roy Mitchell pursuant to which Mr. Mitchell served as the Company’s Chief Executive Officer. The employment agreement became effective upon the consummation of the MDP Merger. Effective December 12, 2006, Mr. Mitchell stepped down as Chief Executive Officer and will continue to serve as Chairman of the Board of Directors, and his employment agreement was amended to reflect the change in duties. The initial term of the employment agreement was three years, ending on April 2, 2007, which was automatically extended for a one-year period. Mr. Mitchell received a base salary of $763,958 during 2006, which is subject to annual review for increase (but not decrease) each year by the board of directors or committee or delegate thereof. In addition, Mr. Mitchell is eligible to receive an annual cash incentive bonus upon the Company meeting certain performance targets established by the board of directors or the compensation committee for the fiscal year. Mr. Mitchell is also entitled to additional fringe benefits including life insurance benefits of not less than $5 million, disability benefits of not less than 66% of base salary, a luxury automobile and a membership at a country club. The employment agreement provides for severance payments upon termination of employment, the amount and nature of which depends upon the reason for the termination of employment. If Mr. Mitchell resigns for good reason or is terminated by the Company without cause (as defined in the agreement), Mr. Mitchell will receive: accrued compensation (which includes base salary and a pro rata bonus) through the date of termination; any previously vested stock options and accrued benefits, such as retirement benefits, in accordance with the terms of the plan or agreement pursuant to which such options or benefits were granted; his annual base salary as in effect at the time of termination for a period of twelve months following such termination; and an amount equal to the most recent annual bonus he received prior to the date of termination. Mr. Mitchell’s equity-based or performance-based awards will become fully vested and exercisable upon such termination or resignation. Mr. Mitchell may choose to continue to participate in the Company’s benefit plans and insurance programs on the same terms as other actively employed senior executives for a one-year period.
     In the event Mr. Mitchell’s employment is terminated due to his death or disability, Mr. Mitchell or his estate will receive: accrued compensation (which includes base salary and a pro rata bonus) through the date of termination; any previously vested stock options and accrued benefits, such as retirement benefits, in accordance with the terms of the plan or agreement pursuant to which such options or benefits were granted; his annual base salary as in effect at the time of termination for a period of six months following such termination; a lump sum payment equal to an additional six months of base salary payable six months after the date of termination; and any benefits payable to Mr. Mitchell and/or his beneficiaries in accordance with the terms of any applicable benefit plan.
     In the event Mr. Mitchell’s employment is terminated by the Company for cause or under a voluntary termination (as defined in the agreement), Mr. Mitchell will receive accrued base salary through the date of termination and any previously vested rights under a stock option or similar incentive compensation plan in accordance with the terms of such plan.
     Mr. Mitchell will also be entitled, for a period of five years, to tax preparation assistance upon termination of his employment for any reason other than for cause or under a voluntary termination. The employment agreement contains various covenants, including covenants related to confidentiality, non-competition (other than certain permitted activities as defined therein) and non-solicitation.
Tandy Mitchell, Alan Stock, Robert Copple, Timothy Warner, Robert Carmony, John Lundin and Michael Cavalier
     The Company entered into executive employment agreements with each of Alan Stock, Timothy Warner, Tandy Mitchell, Robert Copple, Robert Carmony, Michael Cavalier and John Lundin pursuant to which Mr. Stock, Mr. Warner, Mrs. Mitchell and Messrs. Copple, Carmony, Cavalier and Lundin serve, respectively, as the Company’s Chief Executive Officer, President, Executive Vice President, Senior Vice President and Chief Financial Officer, Senior Vice President of Operations, Senior Vice President-General Counsel and Vice President of Film Licensing. The employment agreements became effective upon the consummation of the MDP Merger. Effective December 12, 2006, Mr. Stock was elected to replace Mr. Mitchell as the Company’s Chief Executive Officer, Mr. Warner was elected to replace Mr. Stock as the Company’s President and Chief Operating Officer and their employment agreements were amended to reflect the change in duties. Effective January 25, 2006, Mr. Copple was promoted to Executive Vice President and his employment agreement was amended to reflect this change. The initial term of each employment agreement was three years, ending on April 2, 2007, and each was automatically extended for a one-year period. Pursuant to the employment agreements, each of these individuals receives a base salary, which is subject to annual review for increase (but not decrease) each year by the board of directors or committee or delegate thereof. In addition, each of these executives is eligible to receive an annual cash incentive bonus upon the Company meeting certain performance targets established by the board of directors or the compensation committee for the fiscal year.
     The board of directors has adopted a stock option plan and granted each executive stock options to acquire such number of shares as set forth in that executive’s employment agreement. The executive’s stock options vest and become exercisable twenty percent per year on a daily pro rata basis and shall be fully vested and exercisable five years after the date of the grant, as long as the executive remains continuously employed by the Company. Upon consummation of a sale of the Company, the executive’s stock options will accelerate and become fully vested.
     The employment agreement with each executive provides for severance payments on substantially the same terms as the employment agreement for Mr. Mitchell and an amount equal to the most recent annual bonus he or she received prior to the date of termination and a pro rata portion of any annual bonus earned during the fiscal year in which termination occurred based upon the number of days worked in such year.
     Each executive will also be entitled to office space and support services for a period of not more than three months following the date of any termination except for termination for cause. The employment agreements contain various covenants, including covenants related to confidentiality, non-competition and non-solicitation.
401(k) Plan
     The Company sponsors a defined contribution savings plan, or 401(k) Plan, whereby certain employees may elect to contribute, in whole percentages between 1% and 50% of such employee’s compensation, provided no employee’s elective contribution shall exceed the amount permitted under Section 402(g) of the Code ($15,000 in 2006 and $15,500 for 2007). the Company may make an annual discretionary matching contribution. For plan years beginning in 2002, the Company’s discretionary matching contributions immediately vest.
2006 Long Term Incentive Plan
     Cinemark Holdings, Inc. was formed on August 2, 2006 in connection with the planned acquisition pursuant to a stock purchase agreement, dated August 7, 2006, of Century by Cinemark USA, Inc. The Century acquisition was completed on October 5, 2006. On October 5, 2006, pursuant a Contribution and Exchange Agreement, dated August 7, 2006, among the then stockholders of Cinemark, Inc., the parties exchanged their shares of Class A common stock of Cinemark, Inc. for shares of Common Stock of the Company. In connection with the Century acquisition, the Company assumed the obligations of Cinemark, Inc. under the 2004 Plan to assure that stock acquired on exercise of an option issued under the 2004 Plan will be Common Stock of the Company. The terms of the option agreements entered into under the 2004 Plan will continue to govern the options. The options will otherwise be subject to the provisions in the 2006 Plan described below.
     In November 2006, the board of directors and the majority of the stockholders approved the 2006 Plan under which 9,097,360 shares of Common Stock were available for issuance to the Company’s selected employees, directors and consultants. There are currently options to purchase 6,852,790 shares of Common Stock outstanding under the 2006 Plan with a weighted average exercise price of $7.63 per share. The board of Cinemark, Inc. has amended the 2004 Plan to provide that no additional awards may be granted under the 2004 Plan. The 2006 Plan is substantially similar to the 2004 Plan.
     Types of Awards.   The following awards may be granted under the 2006 Plan: (1) options intended to qualify as incentive stock options under Section 422 of the Code, (2) non-qualified stock options not specifically authorized or qualified for favorable federal income tax consequences, and (3) restricted stock awards consisting of shares of Common Stock that are subject to a substantial risk of forfeiture (vesting) restriction for some period of time.
     Administration.   The 2006 Plan was initially administered by the board of directors, who delegated the administration responsibilities to the compensation committee, which has full and final authority to make awards, establish the terms thereof, and administer and interpret the 2006 Plan in its sole discretion unless authority is specifically reserved to the board of directors under the 2006 Plan, the Company’s Amended and Restated Certificate of Incorporation or Bylaws, or applicable law. The administrator may delegate duties to one or more of the member of the board of directors, including the ability to make awards within designated parameters that do not involve “Covered Employees” within the meaning of Section 162(m) of the Code or “insiders” within the meaning of Section 16 of the Exchange Act. The 2006 Plan administrator has exclusive authority to determine employees to whom awards will be granted, the timing and manner of the grant of awards, the number of shares to be subject to any award, the purchase price or exercise price and medium of payment, vesting provisions and repurchase provisions and to specify the provisions of any agreement relating to such grant or sale, the duration and purpose of leaves of absence which may be granted to optionees and grantees without constituting termination of employment for purposes of the 2006 Plan and all other discretionary determinations necessary or advisable for administration of the 2006 Plan.
     Eligibility.   Any employee, director or consultant of the Company or any of its subsidiaries who is designated by the administrator is eligible to receive an award under the 2006 Plan. Incentive stock options may only be granted to a person employed by the Company or by one of its subsidiaries.
     Shares Subject to the 2006 Plan.   The aggregate number of shares which may be issued under the 2006 Plan consists of 9,097,360 shares of Common Stock, subject to certain adjustments.
     Terms and Conditions of Options.   The exercise price for the shares subject to any option granted under the 2006 Plan may not be less than 100% of the fair market value of the shares of Common Stock on the date the option is granted. However, the options issued under the 2004 Plan will continue to have the fair market value exercise price originally determined under the 2004 Plan on the original grant date of such options.
     The purchase price for any shares purchased pursuant to exercise of an option must be paid in full upon exercise of the option in cash or, at the sole discretion of the administrator, upon such terms and conditions as it may approve, by transferring to the Company for redemption shares of previously acquired Common Stock at the fair market value or, provided the Common Stock is publicly traded, by a broker assisted cashless exercise procedure.
     Incentive stock options are non-transferable, except as permitted by the administrator in its sole discretion. If an incentive stock option is granted to an employee who owns 10% or more of the Common Stock, the exercise price of that option may not be less than 110% of the fair market value of the Common Stock on the option grant date and the option is not exercisable after the expiration of five years from such option grant date. The 2006 Plan also provides for grants of nonqualified stock options to any employees, directors or consultants performing services for the Company or its subsidiaries. The exercise price for nonqualified stock options granted under the 2006 Plan may not be less than 100% of the fair market value of the Common Stock on the option grant date. Under the 2006 Plan, options vest according to the provisions of the applicable option agreement, and terminate on the tenth anniversary of the date of grant. Upon the sale of the Company, all outstanding options become fully vested and exercisable.
     No option is exercisable after the earliest of the following: (1) the expiration of ten years after the date the option is granted; (2) three months after the date the optionee’s continuous service as an employee, director or consultant with the Company and its subsidiaries terminates if termination is for any reason other than permanent disability, death, or cause; (3) the date the optionee’s continuous service terminates if termination is for cause; (4) one year after the date the optionee’s continuous service terminates if termination is a result of death; or (5) six months after the date the optionee’s continuous service terminates if termination is a result of permanent disability.
     To the extent the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which incentive stock options are exercisable by any employee for the first time during any calendar year exceeds $100,000, the options or portions thereof will be treated as nonstatutory options and will not be treated as incentive stock options.

     Restricted Stock Awards.   The administrator may award (or sell at a purchase price determined by the administrator) restricted shares of Common Stock to the Company’s employees, directors and consultants. The restricted stock may not be sold, assigned, transferred or otherwise disposed of for such period as the administrator shall determine. The vesting of an award of restricted stock will be determined by the administrator for each grant. In the event a recipient’s continuous service to the Company terminates, the Company may reacquire that unvested shares acquired in consideration of past services and all unvested shares of restricted stock as of the date of termination will be forfeited. If restricted stock is acquired for consideration other than prior services, the forfeiture will be accomplished by repurchasing the shares at the original purchase price. Until all restrictions upon restricted stock awarded to a participant have lapsed, the participant may not have rights to receive dividends and voting rights with respect to the restricted stock. The agreement evidencing the award of restricted stock will set forth any such terms and conditions. Upon a change of control of the Company, all outstanding shares of restricted stock become fully vested.
     Effect of the Sale of the Company.   Upon the sale of the Company, all outstanding options become fully vested and exercisable and all outstanding shares of restricted stock become fully vested. At the time of a sale of the Company, the administrator will cancel any or all outstanding options in exchange for a payment to the option holder in an amount equal to the value of the option under the terms of the sale of the Company, minus any required withholding tax. In addition, the administrator will cause the Company to purchase all restricted shares at a price determined according to the terms of the sale of the Company. The payment of the applicable amounts described above may be made in cash or, if the transaction resulting in the sale of the Company includes consideration in the form of securities, in a combination of cash and publicly traded securities, in the administrator’s discretion.
     Effect of Mergers, Reorganizations and Consolidations on Awards.   In the event of the Company’s liquidation or merger, reorganization or consolidation with any other corporation in which the Company is not the surviving corporation or the Company becomes a subsidiary of another corporation, the maximum number of shares of Common Stock subject to options or awards under the 2006 Plan and the number of shares and exercise price per share subject to outstanding options or awards under the 2006 Plan will be appropriately adjusted by the administrator to reflect any increase or decrease in the number of outstanding shares of Common Stock. Any outstanding awards previously granted under the 2006 Plan may either (1) be assumed or replaced by substitute awards by the surviving corporation or (2) continued in accordance with their terms.
     Plan Amendments.   The 2006 Plan may be terminated or amended by the board of directors. Without the authorization and approval of the stockholders, however, the board of directors may not make any amendments which would (1) increase the total number of shares covered by the 2006 Plan, (2) change the class of persons eligible to participate, or (3) extend the term of the 2006 Plan beyond ten years from the date of adoption.
     Term of 2006 Plan.   Unless sooner terminated by the board of directors in its sole discretion, the 2006 Plan, as amended, will expire on September 29, 2014.
Outstanding Equity Awards
     The following table sets forth certain information concerning unexercised options for each named executive officer outstanding as of December 31, 2006. There were no outstanding stock awards as of December 31, 2006.
Outstanding Equity Awards at December 31, 2006

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option
	(#)	(#)	Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	($)	Date
Lee Roy Mitchell	—	—	—	—
Alan W. Stock(1)	499,980	409,755	$7.63	September 29, 2014
Timothy Warner(1)	499,980	409,755	$7.63	September 29, 2014
Robert Copple(1)	499,980	409,755	$7.63	September 29, 2014
Robert Carmony(1)	324,985	266,342	$7.63	September 29, 2014

(1)	Gives effect to a 2.9585-for-one stock split with respect to the Common Stock effected on April 9, 2007.

Option Exercises
     There were no exercises of stock options by the named executive officers during the year ended December 31, 2006.
Potential Payments upon Termination or Change-in-Control
     The employment agreements with the named executive officers will require the Company to provide compensation to named executive officers in the event of a termination of employment by the Company without cause or by the named executive officer for good reason. The amount of compensation payable to each named executive officer upon such termination is listed in the table below assuming such triggering event occurred on December 31, 2006.

		Most Recent	Medical /	Other	Group
	Salary	Bonus(1)	Dental	Life	Life	Disability(2)	Total
Lee Roy Mitchell	$763,958	$385,773	$4,864	$—	$648	$2,253	$1,157,496
Alan W. Stock	452,097	227,698	11,549	—	1,080	2,713	695,137
Timothy Warner	366,616	184,645	9,753	—	1,092	2,130	564,236
Robert Copple	330,118	166,263	11,549	890	1,071	3,120	513,011
Robert Carmony	318,247	160,284	4,864	—	1,080	2,948	487,423

(1)	Bonuses were earned in 2006 and paid in March 2007.

(2)	Amounts for disability include long-term disability, individual disability income protection insurance and short-term disability.
     In addition, upon a change of control, through the sale of the Company’s capital stock or a sale of substantially all of the Company’s assets, all outstanding options will become fully vested and exercisable.
Compensation of Directors
     The following table sets forth certain information concerning the compensation of the Company’s directors for year ended December 31, 2006.
Director Compensation Table for the Fiscal Year Ended December 31, 2006

Fees
Earned or
	Paid in Cash	Total
Name	($)	($)
Benjamin D. Chereskin	—	—
James N. Perry, Jr. (1)	—	—
Robin P. Selati (1)	—	—
Vahe A. Dombalagian	—	—
Peter R. Ezersky	—	—
Enrique F. Senior(2)	$219,746	$219,746
Raymond W. Syufy(3)	—	—
Joseph E. Syufy(1)(3)	—	—

(1)	Effective June 29, 2007, James N. Perry, Robin P. Selati and Joseph E. Syufy resigned from the Company’s board of directors.

(2)	On January 19, 2007, the Company made a cash payment of $219,746 to Mr. Senior for his services on the board of directors from July 26, 2004 through December 31, 2006.

(3)	Effective upon completion of the Century acquisition on October 5, 2006, the Company appointed Raymond W. Syufy and Joseph E. Syufy to the board of directors.
     The Company’s directors are reimbursed for expenses actually incurred for each board of directors meeting which they attend. In addition, the Company’s non-employee directors may receive a fee for each meeting of the board of directors attended. The Company may grant non-employee directors non-qualified stock options to purchase shares of Common Stock on a periodic basis in an amount and with a vesting schedule to be determined by the board of directors. The Company has agreed to make quarterly payments to Mr. Senior in the amount of $20,844 for services on the board of directors. The Company also anticipates that the chairperson of the audit committee, the compensation committee and the nominating and corporate governance committee, if any, will receive reasonable and customary additional annual retainers. Members of the board of directors who are also officers or employees of the Company will not receive compensation for their services as director.
Limitations of Liability and Indemnification of Directors and Officers
Amended and Restated Certificate of Incorporation and Bylaws
     The Company’s Amended and Restated Certificate of Incorporation will provide that no director shall be personally liable to the Company or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the Delaware General Corporation Law. The effect of this provision of the Company’s Amended and Restated Certificate of Incorporation is to eliminate the Company’s rights and those of its stockholders (through stockholders’ derivative suits on the Company’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by the Delaware General Corporation Law:
•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

     This provision does not limit or eliminate the Company’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
     The Company’s Amended and Restated Certificate of Incorporation also provides that the Company will, to the fullest extent permitted by Delaware law, indemnify the Company’s directors and officers against losses that they may incur in investigations and legal proceedings resulting from their service.
     The Company’s Bylaws include provisions relating to advancement of expenses and indemnification rights consistent with those provided in the Company’s Amended and Restated Certificate of Incorporation. In addition, the Bylaws provide:
•	for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by the Company within a specified period of time; and

•	permit the Company to purchase and maintain insurance, at the Company’s expense, to protect the Company and any of its directors, officers and employees against any loss, whether or not the Company would have the power to indemnify that person against that loss under Delaware law.
Liability Insurance
     The Company provides liability insurance for its current directors and officers.
     At present, there is no pending litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification from the Company is sought. The Company is not aware of any threatened litigation that may result in claims for indemnification from the Company.
Compensation Committee Interlocks and Insider Participation
     None of the Company’s executive officers served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on the board of directors or on the compensation committee of the board of directors. Mr. Chereskin served as the only member of the compensation committee during the last completed fiscal year.
Compensation Committee Report
     The compensation committee reviewed and discussed the “Compensation Discussion and Analysis” contained in this Information Statement with the Company’s management. Based on its review and discussions, the

Compensation Committee has recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this Information Statement.
Submitted by the Compensation Committee
Benjamin D. Chereskin, Chairman
Vahe A. Dombalagian

ADOPTION OF THE FIRST AMENDMENT TO THE 2006 LONG TERM INCENTIVE PLAN OF
CINEMARK HOLDINGS, INC.
FIRST AMENDMENT TO THE 2006 LONG TERM INCENTIVE PLAN
     The board of directors and a majority of the stockholders of the Company have approved the Plan Amendment. The purpose of the Plan Amendment is to add a provision to the 2006 Plan whereby an option holder, at the discretion of the administrator, may exercise his or her option to purchase the Common Stock by directing the Company to retain a number of shares that would otherwise be delivered by the Company upon the exercise of such option having a fair market value equal to all or part of the exercise price of such option. With the exception of the amendment described in the preceding sentence, the Plan Amendment does not materially amend the 2006 Plan, as described in the section titled “Executive Compensation,” above. The full text of the Plan Amendment is attached to this Information Statement as Exhibit A. Please refer to Exhibit A for a more complete description of the terms of the Plan Amendment.
New Plan Benefits
     Employees, directors and consultants of the Company or any of its subsidiaries who will participate in the 2006 Plan, as amended, in the future, and the amounts of their awards, are to be determined by the board of directors. Although the board of directors intends to make grants of restricted stock and/or options to eligible persons from time to time, the amount of restricted shares and stock options to be granted has not yet been determined. As no additional determinations have yet been made, it is not possible to state the terms of any individual awards which may be issued under the 2006 Plan, as amended, or the names or positions of, or respective amounts payable or allocable to any participants in the 2006 Plan, as amended.
Equity Compensation Plan Information
     The following table provides certain information as of December 31, 2006 with respect to the Company’s existing equity compensation plans.

Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders	2,359,515	$22.58	713,920
Equity compensation plans not approved by security holders	—	—	—
Total	2,359,515	$22.58	713,920

ADDITIONAL INFORMATION
     The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room.

     You may request a copy of each of the Company’s filings at no cost, by writing or telephoning the following address or telephone number:

Cinemark Holdings, Inc.
3900 Dallas Parkway, Suite 500
Plano, Texas 75093
Phone: (972) 665-1000

By the Order of the Board of Directors

/s/ Michael Cavalier

Michael Cavalier
Secretary
October 15, 2007
Plano, Texas

EXHIBIT A
FIRST AMENDMENT TO THE 2006 LONG TERM INCENTIVE PLAN

FIRST AMENDMENT
TO THE
CINEMARK HOLDINGS, INC.
2006 LONG TERM INCENTIVE PLAN
     This First Amendment (the “Amendment”), dated November ___, 2007 (the “Effective Date”), is made by Cinemark Holdings, Inc., a Delaware corporation (the “Company”), to the Cinemark Holdings, Inc. 2006 Long Term Incentive Plan (herein referred to as the “2006 Plan”), pursuant to the authorization of the Company’s board of directors (the “Board”) and stockholders. All capitalized terms not defined herein shall have the meaning ascribed to them in the 2006 Plan.
     WHEREAS, the Company maintains the 2006 Plan to retain the services of the Company’s officers, other employees, directors and consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates; and
     WHEREAS, the Board deems it to be in the best interest of the Company to amend the 2006 Plan to, among other things, (1) provide for the ability to exercise an option on a cashless basis, by decreasing the number of shares deliverable upon the exercise of such option by an amount equal to the number of shares having an aggregate fair market value equal to the aggregate exercise price of such option (“Stock Withholding”) and (2) apply the provision of Stock Withholding to all awards granted but yet to be exercised under the 2006 Plan.
     NOW, THEREFORE, pursuant to the authority to amend, reserved in Section 8.1 of the 2006 Plan, the 2006 Plan is hereby amended as follows:
1. Section 5.4(f) is amended and restated to read in its entirety as follows:
     (f) Payment of Exercise Price and Delivery of Shares. The entire exercise price of shares of Common Stock purchased upon exercise of Options shall, at the time of purchase, be paid for in full (the “Exercise Price”). To the extent that the right to purchase shares has become exercisable in accordance with the terms of the Plan and the applicable Option Agreement, Options may be exercised from time to time by written notice to the Administrator, stating the full number of shares with respect to which the Option is being exercised and the proposed time of delivery thereof (which shall be at least five (5) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon by the Optionholder (or other person entitled to exercise the Option) and the Administrator), accompanied by payment to the Company of the Exercise Price in full . Such payment shall be effected (i) by certified or official bank check, (ii) if so permitted by the Administrator, by the delivery of a number of shares of Common Stock owned by the Participant for at least six months (or such other period as may be established from time to time by the Administrator or required by generally accepted accounting principles) (the “Requisite Holding Period”) duly endorsed for transfer to the Company (plus cash if necessary) having a Fair Market Value equal to the amount of such Exercise Price, (iii) if so permitted by the Administrator, by payment with financial assistance from the Company in accordance with the provisions of Section 7.4(f) hereof, (iv) in the case of an Option, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or readily tradable on a recognized securities market or any similar system whereby the stock is regularly quoted by a recognized securities dealer), by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); provided, however, a Cashless Exercise by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company or a Subsidiary in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(k)) shall be prohibited or (v) in the case of an Option, subject to the discretion of the Administrator, upon such terms as the Administrator shall approve, by notice of exercise including a statement directing the Company to retain such number of shares of Common Stock from any transfer to the Optionholder (“Stock Withholding”) that otherwise would have been delivered by the Company upon exercise of the Option having a Fair Market Value equal to all or part of the Exercise Price of such Option exercise. In the event the Exercise Price requires retention of a fractional share, the number of shares subject to Stock Withholding shall be rounded down and the Optionholder shall be required to pay the remainder of the Exercise Price by certified or official bank check. Any shares retained for the purpose of satisfying the Stock Withholding shall not again be available for issuance under the Plan. In addition to payment of the Exercise Price, the Optionholder shall be required to include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or a Subsidiary as a result of the exercise of an Option.  The Optionholder may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) certified or official bank check (ii) Cashless Exercise, if the Stock is publicly traded and the Cashless Exercise does not violate Section 402(a) of the Sarbanes-Oxley Act; (iii) tendering Common Stock owned by the Optionholder meeting the Requisite Holding Period, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the withholding due for the number of shares being exercised or purchased; (iv) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionholder (“Stock Withholding”); or (v) a combination of one or more of the foregoing payment methods.  Any shares issued pursuant to the exercise of an Option and transferred by the Optionholder to the Company for the purpose of satisfying any withholding obligation shall not again be available for issuance under the Plan. The Administrator will, as soon as reasonably possible, notify the Optionholder (or such Optionholder’s representative) of the amount of employment tax and other withholding tax that must be paid under federal, state and local law due to the exercise of the Option. At the time of delivery, the Company shall, without transfer or issue tax to the Optionholder (or other person entitled to exercise the Option), deliver to the Optionholder (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for the Option Shares after the Exercise Price and all federal, state, local or other income, excise or employment taxes subject to withholding have been paid; provided, however, that the time of delivery may be postponed by the Administrator for such period as may be required for it with reasonable diligence to comply with any requirements of law.

2. A new Section 9.10 is added as follows:
     9.10 Prior Option Agreements. Each Option Agreement entered into prior to the Effective Date of this Amendment is hereby amended to conform to the provisions of Section 5.4(f) of the Plan that govern the payment of the Exercise Price.
3. Except as provided above, the 2006 Plan shall remain unchanged and in full force and effect.
Signature Page Follows

     IN WITNESS WHEREOF, upon authorization of the Board and the stockholders of the Company, the undersigned has caused this Amendment to the Cinemark Holdings, Inc. 2006 Long Term Incentive Plan to be executed on this            day of                     , 2007.

CINEMARK HOLDINGS, INC.
By:
Alan W. Stock, Chief Executive Officer

Signature Page
to
First Amendment to 2006 Long Term Incentive Plan